Exhibit 99.1

For more information, contact:
Novatel Wireless	The Blueshirt Group, Investor Relations
Dan Halvorson	Chris Danne, Rakesh Mehta
Chief Financial Officer	(415) 217-7722
(858) 812-3400	chris@blueshirtgroup.com
ir@nvtl.com	rakesh@blueshirtgroup.com

NOVATEL WIRELESS REPORTS PRELIMINARY FOURTH QUARTER 2006

RESULTS AND INTRODUCES 2007 GUIDANCE

SAN DIEGO, CA — February 5, 2007 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported preliminary and unaudited financial results for the fourth quarter ended December 31, 2006.

Revenues for the fourth quarter are expected to increase by over 56% year-over-year and by over 38% sequentially to approximately $76 million. Non-GAAP EPS, which excludes stock based compensation expense and the year-end true-up of the Company’s net deferred tax assets, is expected to be $0.13 to $0.14 per diluted share using a preliminary tax rate of 30%. These results compare to previous guidance of revenues of $61 to $63 million and non-GAAP EPS of $0.06 to $0.07 per diluted share.

Fourth quarter revenue growth was driven by increased demand in all three prongs of Novatel Wireless’ growth strategy - PC cards, embedded solutions and Ovation fixed-mobile convergence products – with the Company’s ExpressCard product introduction being the most successful in Company history. Non-PC card revenues more than doubled sequentially, accounting for approximately 30% of fourth quarter revenues, and offering further evidence of the success of the Company’s diversification program that has expanded its customer base and is rapidly diversifying its revenue streams. Additionally, the Company’s backlog was at record levels at the end of the fourth quarter, driven primarily by new orders for EV-DO Rev A products across all three prongs of its growth strategy.

Fourth quarter 2006 net and operating income were impacted by over $1 million in charges related to inventory provisions and an allowance for doubtful accounts receivable. Even with these charges, fourth quarter non-GAAP operating margin is

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expected to be approximately 6%, which represents a substantial sequential increase over the third quarter operating margin of approximately 2%. As of December 31, 2006, the Company increased its cash position to over $84 million, or over $2.80 per share from $80 million at September 30, 2006.

The Company currently expects its fourth quarter GAAP EPS to be in the range of, or above, previous guidance of $0.02 to $0.04 per diluted share, but it is still in the process of evaluating the factors impacting its actual tax rate for the period, including the year-end true-up of the Company’s net deferred tax assets.

2007 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-looking Statements” at the end of this press release for a description of risks. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following table summarizes the Company’s financial guidance for the year ending December 31, 2007. These estimates are based on the Company’s current business outlook as of the date of this press release. Non-GAAP earnings per diluted share are based on a projected tax rate of 35% and exclude FAS 123R stock based compensation expenses.

Revenues	$330 - $350 million

Operating Margin	7% - 8%

Non-GAAP Earnings Per Share, Diluted	$0.55 - $0.65

Investment Conference

Novatel Wireless is presenting today, February 5, 2007, at 2:40 p.m. PT at the Thomas Weisel Partners Technology Conference at The Fairmont Hotel in San Francisco, CA. A live webcast of the presentation will be available at http://www.veracast.com/webcasts/twp/tech07/85112351.cfm. The link will also be accessible from the “Investor Relations” section of our website at www.novatelwireless.com.

Novatel Reports Preliminary Fourth Quarter 2006 Results and 2007 Forecast	Page 3 of 4

Conference Call Information

Novatel Wireless will host a conference call for analysts and investors to discuss quarterly results on February 27, 2007 at 4:30 p.m. ET. A live webcast of the conference call will also be accessible from the “Investor Relations” section of our website at www.novatelwireless.com. Following the live webcast, an archived version will be available on our website.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™ Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. For example, the financial results for the fourth quarter of 2006 included in this release are preliminary and unaudited, and the Company is still in the process of evaluating the factors impacting its actual tax rate for the period, including the year-end true-up of the Company’s net deferred tax assets. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations include the risk that the Company’s tax rate for the fourth quarter of 2006 may be higher or lower than expected, and the risk that the Company’s fourth quarter diluted GAAP EPS may not be in the range of, or above, previous guidance. Other factors that could cause actual results to differ materially include, without limitation, future demand for access to wireless data and factors affecting that demand; the future

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growth of wireless wide area networking and factors affecting that growth; changes in commercially adopted wireless transmission standards and technologies; growth in 3G infrastructure spending; the sufficiency of our capital resources; the effect of changes in accounting standards and in aspects of our critical accounting policies; the utilization of our net operating loss carryforwards; and our general business and strategy, including plans and expectations relating to technology, product development, strategic relationships, customers, manufacturing, service activities and international expansion.

These and other factors are detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov). Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures; GAAP EPS

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP diluted earnings per share. Novatel Wireless uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Novatel Wireless’s ongoing operational performance. Novatel Wireless believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude FAS 123R stock based compensation expense and the year-end true-up of the Company’s net deferred tax assets.

The Company continues to evaluate the factors that might impact 2007 diluted GAAP EPS, which consist primarily of FAS 123R stock based compensation items and accruals for income tax expense. The FAS 123R stock based compensation items are expected to vary depending on the number of equity options exercised by employees during the year and the number of new grants issued to both current and new employees (both of which are difficult to estimate). In addition, the factors that impact the Company’s deferred tax assets are expected to vary from period to period, also making diluted GAAP EPS difficult to estimate. As a result, the Company has not provided information regarding 2007 diluted GAAP EPS.

© 2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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